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                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES



Name                                                Jurisdiction
----                                                ------------
AO PeterStar Company Limited                        Russia

BECET International                                 Kazakstan

NWE Capital (Cyprus) Ltd.                           Cyprus

Technocom Company Limited                           Ireland

Teleport-TP                                         Russia

Wireless Technology Corporations
Limited                                             British Virgin Islands